UNITED STATES BANKRUPTCY COURT	Ex. 99.1
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
Chemtura Corporation, et al.,	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

MONTHLY OPERATING REPORT FOR THE PERIOD FROM
MAY 1, 2010 TO MAY 31, 2010

DEBTORS ADDRESS:	199 Benson Road, Middlebury, Connecticut 06749

DEBTORS ATTORNEYS:	Richard M. Cieri, Esq.
M. Natasha Labovitz, Esq.
Craig A. Bruens, Esq.
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ Stephen C. Forsyth
Stephen C. Forsyth Executive Vice President & Chief Financial Officer

DATE: June 15, 2010

CHEMTURA CORPORATION AND RELATED DEBTORS

INDEX TO CONDENSED COMBINED FINANCIAL STATEMENTS AND SCHEDULES (UNAUDITED)

Page

Condensed Combined Financial Statements (Unaudited):

Condensed Combined Statement of Operations	3

Condensed Combined Balance Sheet	4

Condensed Combined Statement of Cash Flows	5

Notes to Unaudited Condensed Combined Financial Statements

1. Basis of Presentation and Accounting Policies	6

2. Chapter 11 Proceedings	7

3. Debt	10

4. Reorganization Items, Net	12

5. Restructuring Initiatives and Other Items	13

Schedules:
Schedule 1. Schedule of Disbursements

May 31, 2010	14

Schedule 2. Debtor Questionnaire

May 31, 2010	15

CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

For the Period
May 1, 2010 to
($ in millions)	May 31, 2010

Net sales	$209

Cost of goods sold	166
Selling, general and administrative	13
Depreciation and amortization	12
Research and development	2
Changes in estimates related to expected allowable claims	13
Operating profit	3

Interest expense	(4)
Other income, net	8
Reorganization items, net	(4)
Equity in net loss of subsidiaries	(3)
Earnings from continuing operations before income taxes	-
Income tax provision	-
Earnings from continuing operations	-
Earnings from discontinued operations, net of tax	2
Net earnings	$2

See Notes to the Condensed Combined Financial Statements

CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED BALANCE SHEET

(UNAUDITED)

($ in millions)	May 31, 2010

ASSETS

Current assets	$753
Intercompany receivables	500
Investment in subsidiaries	1,832
Property, plant and equipment	387
Goodwill	149
Other assets	389
Total assets	$4,010

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities	$478
Intercompany payables	37
Other long-term liabilities	73
Total liabilities not subject to compromise	588
Liabilities subject to compromise	3,497
Total stockholders' deficit	(75)
Total liabilities and stockholders' deficit	$4,010

See Notes to the Condensed Combined Financial Statements

 CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED STATEMENT OF CASH FLOWS

(UNAUDITED)

For the Period
May 1, 2010 to
($ in millions)	May 31, 2010

Increase (decrease) to cash and cash equivalents
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$2
Adjustments to reconcile net earnings
to net cash used in operating activities:
Depreciation and amortization	12
Changes in estimates related to expected allowable claims	13
Reorganization items, net	(2)
Changes in assets and liabilities, net	(52)
Net cash used in operating activities	(27)

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	3
Capital expenditures	(4)
Net used in investing activities	(1)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Amended DIP Credit Facility	25

CASH AND CASH EQUIVALENTS
Change in cash and cash equivalents	(3)
Cash and cash equivalents at beginning of period	26
Cash and cash equivalents at end of period	$23

See Notes to the Condensed Combined Financial Statements

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1.	Basis of Presentation and Accounting Policies

BASIS OF PRESENTATION

Chemtura Corporation, together with its consolidated subsidiaries (the “Company” or “Chemtura”) is dedicated to delivering innovative, application-focused specialty chemical and consumer product offerings.  Chemtura Corporation’s principal executive offices are located in Philadelphia, Pennsylvania and Middlebury, Connecticut.  Chemtura operates in a wide variety of end-use markets, including automotive, transportation, construction, packaging, agriculture, lubricants, plastics for durable and non-durable goods, electronics, and pool and spa chemicals.

On March 18, 2009, Chemtura and 26 of its U.S. affiliates (collectively the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (see Note 2).

The accompanying combined financial statements of the Debtors have been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court (referred to herein as the “Monthly Operating Report”).

The monthly information presented herein is unaudited and has been prepared from the books and records of Chemtura and the Debtors on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As discussed in Note 2, the Chapter 11 cases and related matters raise substantial doubt about the ability of the Debtors to continue as a going concern. The accompanying Condensed Combined Financial Statements of the Debtors do not reflect any adjustments relating to the recoverability of assets and classification of liabilities that might result from the outcome of these uncertainties.

The Condensed Combined Financial Statements have been prepared in accordance with Accounting Standards Codification (“ASC”) Section 852-10-45, Reorganizations - Other Presentation Matters (“ASC 852-10-45”).  ASC 852-10-45 does not ordinarily affect or change the application of U.S. generally accepted accounting principles (“GAAP”).  However, it does require the Company to distinguish transactions and events that are directly associated with the reorganization in connection with the Chapter 11 cases from the ongoing operations of the business.  The pre-petition liabilities subject to compromise are disclosed separately on the May 31, 2010 Condensed Combined Balance Sheet.  Expenses incurred and settlement impacts due to the Chapter 11 cases are reported separately as reorganization items, net on the Condensed Combined Statement of Operations for the month ended May 31, 2010.  Interest expense related to pre-petition indebtedness has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by Bankruptcy Court approval or is expected to be an allowed claim.

These Condensed Combined Financial Statements are based on the Debtors' combined financial statements as of and for the month ended May 31, 2010.  The Condensed Combined Financial Statements may not contain all necessary adjustments which may be reported in Chemtura’s filings pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Accordingly, the financial information herein is subject to change and any such change could be material.  Chemtura cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, as it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of any of Chemtura or its subsidiaries, or any other affiliate of Chemtura.  The Monthly Operating Report was not audited or reviewed by independent accountants, is as prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation.  The Monthly Operating Report does not contain all disclosures that would be required for presentation in accordance with U.S. GAAP.  There can be no assurance that, from the perspective of an investor or potential investor in Chemtura’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Chemtura’s reports pursuant to the Exchange Act, and such information might not be indicative of Chemtura’s financial condition or operating results for the period that would be reflected in Chemtura’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

ACCOUNTING POLICIES

Carrying Value of Goodwill and Long-lived Assets

The Company has elected to perform its annual goodwill impairment procedures for all of its reporting units in accordance with ASC Subtopic 350-20, Intangibles – Goodwill and Other - Goodwill as of July 31, or sooner, if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.  Interim tests, if necessary, are performed during the last month of a respective quarter and an impairment, if any, is recorded in the financial statements for that quarter.

The Company’s cash flow projections, used to estimate the fair value of its reporting units, are based on subjective estimates.  Although the Company believes that its projections reflect its best estimates of the future performance of its reporting units, changes in estimated revenues or operating margins could have an impact on the estimated fair values.  Any increases in estimated reporting unit cash flows would have had no impact on the carrying value of that reporting unit.  However, a decrease in future estimated reporting unit cash flows could require the Company to determine whether recognition of a goodwill impairment charge was required.  The assessment is required to be performed in two steps, step one to test for a potential impairment of goodwill and, if potential losses are identified, step two to measure the impairment loss through a full fair valuing of the assets and liabilities of the reporting unit utilizing the acquisition method of accounting.

The Company continually monitors and evaluates business and competitive conditions that affect its operations and reflects the impact of these factors in its financial projections.  If permanent or sustained changes in business, competitive conditions or stock price occur, they can lead to revised projections that could potentially give rise to impairment charges.

During the last month of a respective quarter, the Company evaluates the recoverability of the carrying value of its long-lived assets, excluding goodwill, whenever events or changes in circumstances indicate that the carrying value may not be recoverable and an impairment, if any, is recorded in the financial statements for that quarter. The Company realizes that events and changes in circumstances can be more frequent in the course of a U.S. bankruptcy process.  Under such circumstances, the Company assesses whether the projected undiscounted cash flows of its businesses are sufficient to recover the existing unamortized carrying value of its long-lived assets. If the undiscounted projected cash flows are not sufficient, the Company calculates the impairment amount by several methodologies, including discounting the projected cash flows using its weighted average cost of capital and valuation estimates from third parties.  The amount of the impairment is written-off against earnings in the period in which the impairment has been determined.

Foreign Currency

The functional currency of the Debtors is the US dollar.  Gains and losses on foreign currency denominated transactions (including transactions with non-Debtor subsidiaries) are recorded in the Condensed Combined Statement of Operations within Other income (expense), net unless the transactions are deemed to be of a long-term investment nature in which case they are classified as a component of stockholders’ deficit.

Investments in foreign currency denominated subsidiaries are translated into US dollars at the end of the respective reporting period’s exchange rate with a corresponding adjustment to accumulated other comprehensive income (loss) within stockholders’ deficit in the Condensed Combined Balance Sheet.

2.	Chapter 11 Proceedings

The Chapter 11 cases are being jointly administered under the caption "In re Chemtura Corporation, et a1." and the Debtors are operating their U.S. businesses as a debtor-in-possession (“DIP”) under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The Debtors own substantially all of the Company’s U.S. assets.  The Debtors consist of Chemtura and the following subsidiaries:

· A&M Cleaning Products LLC	· Crompton Colors Incorporated	· Kem Manufacturing Corporation
· Aqua Clear Industries, LLC	· Crompton Holding Corporation	· Laurel Industries Holdings, Inc.
· ASEPSIS, Inc.	· Crompton Monochem, Inc.	· Monochem, Inc.
· ASCK, Inc.	· GLCC Laurel, LLC	· Naugatuck Treatment Company
· BioLab, Inc.	· Great Lakes Chemical Corporation	· Recreational Water Products, Inc.
· BioLab Company Store, LLC	· Great Lakes Chemical Global, Inc.	· Uniroyal Chemical Company Limited
· Biolab Franchise Company, LLC	· GT Seed Treatment, Inc.	· Weber City Road LLC
· BioLab Textile Additives, LLC	· HomeCare Labs, Inc	· WRL of Indiana, Inc.
· CNK Chemical Realty Corporation	· ISCI, Inc.

Since the filing, all orders of the Bankruptcy Court sufficient to enable the Debtors to conduct normal business activities have been entered by the Bankruptcy Court.  While the Debtors are subject to Chapter 11, all transactions outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

As a consequence of the Chapter 11 cases, substantially all pre-petition litigation and claims against the Debtors have been stayed.  Accordingly, no party may take any action to collect pre-petition claims or to pursue litigation arising as a result of pre-petition acts or omissions except pursuant to an order of the Bankruptcy Court.

On August 21, 2009, the Bankruptcy Court established October 30, 2009 as the deadline for the filing of proofs of claim against the Debtors (the “Bar Date”).  Under certain limited circumstances, some creditors may be permitted to file proofs of claim after the Bar Date.  Accordingly, it is possible that not all potential proofs of claim were filed as of the filing of this Monthly Operating Report.

The Debtors have received approximately 15,400 proofs of claim covering a broad array of areas.  The Company is in the process of evaluating the amounts asserted in and the factual and legal basis of the proofs of claim filed against the Debtors.  Based upon the Company’s initial review and evaluation, which is continuing, a significant number of proofs of claim are duplicative and/or legally or factually without merit.  As to those claims, the Company has filed and intends to file objections with the Bankruptcy Court.  However, there can be no assurance that certain of these claims will not be allowed in full.

Further, while the Debtors believe they have insurance to cover certain asserted claims, there can be no assurance that material uninsured obligations will not be allowed as claims in the Chapter 11 cases.  Because of the substantial number of asserted contested claims, as to which review and analysis is ongoing, there is no assurance as to the ultimate value of claims that will be allowed in these Chapter 11 cases, nor is there any assurance as to the ultimate recoveries for the Debtors’ stakeholders, including the Debtors’ bondholders and the Company’s shareholders.  The differences between amounts recorded by the Debtors and proofs of claim filed by the creditors will continue to be investigated and resolved through the claims reconciliation process.

The Company has recognized certain charges related to expected allowed claims.  As the Company completes the process of evaluating and resolving the proofs of claim, appropriate adjustments to the Company’s Condensed Combined Financial Statements will be made.  Adjustments may also result from actions of the Bankruptcy Court, settlement negotiations, rejection of executory contracts and real property leases, determination as to the value of any collateral securing claims and other events.  Any such adjustments could be material to the Company’s results of operations and financial position in any given period.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

As provided by the Bankruptcy Code, the Debtors have the exclusive right to file and solicit acceptance of a plan of reorganization (the “Plan”) for 120 days after the petition date with the possibility of extensions thereafter.  On February 23, 2010, the Bankruptcy Court granted the Company’s application for extensions of the period during which it has the exclusive right to file a Plan from February 11, 2010 to June 11, 2010.  On May 27, 2010, the Debtors filed a motion seeking to extend the exclusivity period until September 18, 2010.  The motion is scheduled for a hearing on June 17, 2010 and the Bankruptcy Court entered a bridge order on June 9, 2010 extending the exclusivity period until June 17, 2010.  The Bankruptcy Court had previously granted the Company’s applications for extensions of the exclusivity period on July 28, 2009 and October 27, 2009.  There can be no assurance that a Plan will be filed by the Debtors or confirmed by the Bankruptcy Court, or that any such Plan will be consummated.  After a Plan has been filed with the Bankruptcy Court, the Plan, along with a disclosure statement approved by the Bankruptcy Court, will be sent to all creditors and other parties entitled to vote to accept or reject the Plan.  Following the solicitation period, the Bankruptcy Court will consider whether to confirm the Plan.  In order to confirm a Plan, the Bankruptcy Court must make certain findings as required by the Bankruptcy Code.  The Bankruptcy Court may confirm a Plan notwithstanding the non-acceptance of the Plan by an impaired class of creditors or equity security holders if certain requirements of the Bankruptcy Code are met.

The ultimate recovery by the Debtors’ creditors and the Company’s shareholders, if any, will not be determined until confirmation and implementation of a Plan.  No assurance can be given as to what recoveries, if any, will be assigned in the Chapter 11 cases to each of these constituencies.  A Plan could result in the Company’s shareholders receiving little or no value for their interests and holders of the Debtors’ unsecured debt, including trade debt and other general unsecured creditors, receiving less, and potentially substantially less, than payment in full for their claims.  Because of such possibilities, the value of the Company’s common stock and unsecured debt is highly speculative.  Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of these securities.  Although the shares of the Company’s common stock continue to trade on the Pink Sheets Electronic Quotation Service (“Pink Sheets”) under the symbol “CEMJQ,” the trading prices may have little or no relationship to the actual recovery, if any, by the holders under any eventual Bankruptcy Court-approved Plan.  The opportunity for any recovery by holders of the Company’s common stock under such Plan is uncertain as all creditors’ claims must be met in full, with interest where due, before value can be attributed to the common stock and therefore the shares of the Company’s common stock may be cancelled without any compensation pursuant to such Plan.

Continuation of the Company as a going concern is contingent upon, among other things, the Company’s and/or the Debtors’ ability (i) to comply with the terms and conditions of the $450 million Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “Amended DIP Credit Facility”); (ii) to obtain confirmation of a Plan under the Bankruptcy Code; (iii) to return to profitability; (iv) to generate sufficient cash flow from operations; and (v) to obtain financing sources to meet the Company's future obligations.  These matters raise substantial doubt about the Company's ability to continue as a going concern.  The Condensed Combined Financial Statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties.  Additionally, a Plan could materially change amounts reported in the Condensed Combined Financial Statements, which do not give effect to all adjustments of the carrying value of assets and liabilities that may be necessary as a consequence of completing reorganization under Chapter 11 of the Bankruptcy Code.

In addition, as part of the Company’s emergence from Chapter 11, the Company may be required to adopt fresh start accounting in a future period.  If fresh start accounting is applicable, our assets and liabilities will be recorded at fair value as of the fresh start reporting date.  The fair value of our assets and liabilities as of such fresh start reporting date may differ materially from the recorded values of assets and liabilities on our Condensed Combined Balance Sheets.  Further, if fresh start accounting is required, the financial results of the Company after the application of fresh start accounting may not be comparable to historical trends.

For additional information regarding the Chapter 11 cases, please refer to Chemtura's website at www.chemtura.com or www.kccllc.net/chemtura.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

3.	Debt

Borrowings of the Debtors consist of the following:

($ in millions)	May 31, 2010

6.875% Notes due 2016 [1]	$500
7% Notes due 2009 [2]	370
Amended DIP Credit Facility	324
6.875% Debentures due 2026 [3]	150
2007 Credit Facility	168
Other borrowings	3
Total Debt	1,515

Less: Amended DIP Credit Facility	(324)
Total Debt Included in Liabilities Subject to Compromise	$1,191

1 Issued by Chemtura and guaranteed by all other Debtors.
2 Issued by Great Lakes Chemical Corporation and guaranteed by Chemtura Corporation.
3 Issued by Chemtura and not subject to any guarantee.

With the exception of the Amended DIP Credit Facility, all of the foregoing debt is embedded in the liabilities subject to compromise line of the accompanying May 31, 2010 Condensed Combined Balance Sheet.

DEBTOR-IN-POSSESSION (“DIP”) CREDIT AGREEMENTS

On February 9, 2010, the Bankruptcy Court gave interim approval of the Amended DIP Credit Facility by and among the Debtors, Citibank N.A. and the other lenders party thereto (collectively the “Loan Syndicate”).  The Amended DIP Credit Facility provides for a first priority and priming secured revolving and term loan credit commitment of up to an aggregate of $450 million comprising a $300 million term loan and a $150 million revolving credit facility.  The Amended DIP Credit Facility matures on the earlier of 364 days after the closing, the effective date of a Plan or the date of termination in whole of the Commitments (as defined in the Amended DIP Credit Facility).  The proceeds of the term loan under the Amended DIP Credit Facility were used to, among other things, refinance the obligations outstanding under the previous $400 million senior secured DIP credit facility agreement (“DIP Credit Facility”) and provide working capital for general corporate purposes.  The Amended DIP Credit Facility provided a substantial reduction in the Company’s financing costs through reductions in interest spread and avoidance of the extension fees payable under the DIP Credit Facility in February and May 2010.  The Amended DIP Credit Facility closed on February 12, 2010 with the drawing of the $300 million term loan.  On February 18, 2010, the Bankruptcy Court entered a final order providing full access to the Amended DIP Credit Facility.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The Amended DIP Credit Facility is secured by a super-priority lien on substantially all of the Company's U.S. assets, including (i) cash; (ii) accounts receivable; (iii) inventory; (iv) machinery, plant and equipment; (v) intellectual property; (vi) pledges of the equity of first tier subsidiaries; and (vii) pledges of debt and other instruments.  Availability of credit is equal to (i) the lesser of (a) the Borrowing Base (as defined below) and (b) the effective commitments under the Amended DIP Credit Facility minus (ii) the aggregate amount of the DIP loans and any undrawn or unreimbursed Letters of Credit.  The Borrowing Base is the sum of (i) 80% of the Debtors’ eligible accounts receivable, plus (ii) the lesser of (a) 85% of the net orderly liquidation value percentage (as defined in the Amended DIP Credit Facility) of the Debtors’ eligible inventory and (b) 75% of the cost of the Debtors’ eligible inventory, plus (iii) $275 million, less certain reserves determined in the discretion of the Administrative Agent to preserve and protect the value of the collateral.  As of May 31, 2010, extensions of credit outstanding under the Amended DIP Credit Facility consisted of the $299 million term loan (net of an original issue discount of $1 million), borrowings under the revolving facility of $25 million and Letters of Credit of $23 million.

Borrowings under the Amended DIP Credit Facility term loan bear interest at a rate per annum equal to, at our election, (i) 3.0% plus the Base Rate (defined as the higher of (a) 3%; (b) Citibank N.A.’s published rate; or (c) the Federal Funds rate plus 0.5%) or (ii) 4.0% plus the Eurodollar Rate (defined as the higher of (a) 2% or (b) the current LIBOR rate adjusted for reserve requirements).  Borrowings under the $150 million revolving facility bear interest at a rate per annum equal to, at our election, (i) 3.25% plus the Base Rate or (ii) 4.25% plus the Eurodollar Rate.  Additionally, the Company pays an unused commitment fee of 1.0% per annum on the average daily unused portion of the revolving facilities and a letter of credit fee on the average daily balance of the maximum daily amount available to be drawn under Letters of Credit equal to the applicable margin above the Eurodollar Rate applicable for borrowings under the applicable revolving 2007 Credit Facility.

The obligations of the Company as borrower under the Amended DIP Credit Facility are guaranteed by the Company’s U.S. subsidiaries who are Debtors in the Chapter 11 cases, which, together with the Company own substantially all of the Company’s U.S. assets.  The obligations must also be guaranteed by each of the Company’s subsidiaries that become party to the Chapter 11 cases, subject to specified exceptions.

All amounts owing by the Company and the guarantors under the Amended DIP Credit Facility and certain hedging arrangements and cash management services are secured, subject to a carve-out as set forth in the Amended DIP Credit Facility (the “Carve-Out”), for professional fees and expenses (as well as other fees and expenses customarily subject to such Carve-Out), by (i) a first priority perfected pledge of (a) all notes owned by the Company and the guarantors and (b) all capital stock owned by the Company and the guarantors (subject to certain exceptions relating to their respective foreign subsidiaries) and (ii) a first priority perfected security interest in all other assets owned by the Company and the guarantors, in each case, junior only to liens as set forth in the Amended DIP Credit Facility and the Carve-Out.

The Amended DIP Credit Facility requires the Company to meet certain financial covenants including the following: (a) minimum cumulative monthly earnings before interest, taxes, and depreciation (“EBITDA”), after certain adjustments, on a consolidated basis; (b) a maximum variance of the weekly cumulative cash flows of the Debtors, compared to an agreed upon forecast; (c) minimum borrowing availability of $20 million; and (d) maximum quarterly capital expenditures.  In addition, the Amended DIP Credit Facility, as did the DIP Credit Facility contains covenants which, among other things, limit the incurrence of additional debt, operating leases, issuance of capital stock, issuance of guarantees, liens, investments, disposition of assets, dividends, certain payments, mergers, change of business, transactions with affiliates, prepayments of debt, repurchases of stock and redemptions of certain other indebtedness and other matters customarily restricted in such agreements.  As of May 31, 2010, the Company believes that it was in compliance with the covenant requirements of the Amended DIP Credit Facility.

The Amended DIP Credit Facility contains events of default, including, among others, payment defaults and breaches of representations and warranties (such as non-compliance with covenants and the existence of a material adverse effect (as defined in the agreement)).

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

PRE-PETITION DEBT

The Chapter 11 filing constituted an event of default under, or otherwise triggered repayment obligations with respect to, several of the debt instruments and agreements relating to direct and indirect financial obligations of the Debtors (collectively “Pre-petition Debt”).  All obligations under the Pre-petition Debt have become automatically and immediately due and payable.  The Debtors believe that any efforts to enforce the payment obligations under the Pre-petition Debt have been stayed as a result of the Chapter 11 cases.  Accordingly, interest accruals and payments for the unsecured Pre-petition Debt have ceased as of the petition date.  The amount of contractual interest expense not recorded in the month ended May 31, 2010 was approximately $7 million.  The Pre-petition Debt as of May 31, 2010 consists of $500 million of 6.875% Notes due 2016 (“2016 Notes”)1, $370 million of 7% Notes due July 15, 2009 (“2009 Notes”)2, $150 million 6.875% Debentures due 2026 (“2026 Debentures”3 and, together with the 2016 Notes, the 2009 Notes and the 2026 Debentures, the “Notes”), $168 million due 2010 under the 2007 Credit Facility and $3 million of other borrowings.  Pursuant to the final order of the Bankruptcy Court approving the DIP Credit Facility, the Debtors have acknowledged the pre-petition secured indebtedness associated with the 2007 Credit Facility to be no less than $139 million (now $53 million after the “roll-up” in connection with the Company’s entry into the DIP Credit Facility).

The 2007 Credit Facility was guaranteed by certain U.S. subsidiaries of the Company (the “Domestic Subsidiary Guarantors”).  Pursuant to a 2007 Credit Facility covenant, the Company and the Domestic Subsidiary Guarantors were, in June of 2007, required to provide a security interest in the equity of their first tier subsidiaries (limited to 66% of the voting stock of first-tier foreign subsidiaries).  Under the terms of the indentures for the Notes, the Company was required to provide security for the Notes on an equal and ratable basis if (and for so long as) the principal amount of secured debt exceeded certain thresholds related to the Company’s assets.  The thresholds vary under each of the indentures.  In order to avoid having the Notes become equally and ratably secured with the 2007 Credit Facility obligations, the lenders agreed to limit the amount secured by the pledged equity to the maximum amount that would not require the Notes to become equally and ratably secured (the “Maximum Amount”).  In connection with the amendment and waiver agreement dated December 30, 2008, the Company and the Domestic Subsidiary Guarantors entered into a Second Amended and Restated Pledge and Security Agreement.  In addition to the prior pledge of equity granted to secure the 2007 Credit Facility obligations, the Company and the Domestic Subsidiary Guarantors granted a security interest in their inventory.  The value of this security interest continues to be limited to the Maximum Amount.

The Company has standby letters of credit and guarantees with various financial institutions which were issued under the 2007 Credit Facility.  Any additional drawings of letters of credit issued under the 2007 Credit Facility will be classified as liabilities subject to compromise in the Condensed Combined Balance Sheet.

4.	Reorganization Items, Net

Reorganization items, net in May 2010 primarily consist of professional fees associated with the Chapter 11 cases and impact of negotiated claim settlements for which Bankruptcy Court approval has been obtained or requested.

1   Issued by Chemtura and guaranteed by all other Debtors.
2   Issued by Great Lakes Chemical Corporation and guaranteed by Chemtura Corporation.
3   Issued by Chemtura and not subject to any guarantee.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

5.	Restructuring Initiatives and Other Items

FLAME RETARDANTS RESTRUCTURING PLAN

On January 25, 2010, the Company’s Board of Directors approved a restructuring plan involving the consolidation and idling of certain assets within the flame retardants business operations in El Dorado, Arkansas.  The restructuring plan was approved by the Bankruptcy Court on February 23, 2010 and is expected to be completed by the fourth quarter of 2010.  As a result of the restructuring plan, the Company expects to record costs of approximately $34 million, primarily in the first half of 2010, consisting of approximately $27 million in accelerated depreciation of property, plant and equipment and approximately $7 million in other facility-related shutdown costs, which include accelerated recognition of asset retirement obligations, decommissioning of wells and pipelines and severance.  In the aforementioned costs, the Company expects cash costs, including capital costs, to be approximately $20 million primarily in 2010 in order to execute the consolidation of operations into remaining facilities.  For the month ended May 31, 2010, the Company recorded approximately $4 million of accelerated depreciation related to this initiative.

PVC ADDITIVES SALE

On February 23, 2010, the Bankruptcy Court held a hearing approving, among other things, the sale of the polyvinyl chloride (“PVC”) additives business to Galata Chemicals, LLC (f/k/a Artek Aterian Holding Company, LLC) and its sponsors, Aterian Investment Partners Distressed Opportunities, LP and Artek Surfin Chemicals Ltd (collectively “Galata”).

On April 30, 2010, the Company completed the sale of its PVC additives business to Galata for cash consideration of $23 million (including $16 million of base consideration plus $7 million for payables retained by Chemtura) and the assumption by Galata of certain liabilities, including certain pension obligations and environmental liabilities. The cash consideration is subject to finalization based upon a final working capital adjustment.

The PVC additives business, which was a reporting unit within the Industrial Engineered Products segment, is reported as a discontinued operation in the accompanying Condensed Combined Financial Statements as the Company will not have significant continuing cash flows or continuing involvement in the operations of the disposed business.  The results of operations for this business have been removed from the results of continuing operations for all periods presented.

In re	Chemtura Corporation, et al.,	Case No. (Jointly Administered)	09-11233 (REG)
	Debtor	Reporting Period:	May 31, 2010

SCHEDULE OF DISBURSEMENTS
($ in Millions)
Time Period:
5/1/10 - 5/31/10

Debtor	Case Number	Disbursements
AQUA CLEAR INDUSTRIES, LLC,	09-11231	$ -
CHEMTURA CORPORATION	09-11233	$ 120
A&M CLEANING PRODUCTS, LLC	09-11234	$ -
ASCK, INC.	09-11235	$ -
ASEPSIS, INC.	09-11236	$ -
BIOLAB COMPANY STORE, LLC	09-11237	$ -
BIOLAB FRANCHISE COMPANY, LLC	09-11238	$ -
BIO-LAB, INC.	09-11239	$ 26
BIOLAB TEXTILE ADDITIVES, LLC	09-11240	$ -
CNK CHEMICAL REALTY CORPORATION	09-11241	$ -
CROMPTON COLORS INCORPORATED	09-11242	$ -
CROMPTON HOLDING CORPORATION	09-11244	$ -
CROMPTON MONOCHEM, INC.	09-11245	$ -
GLCC LAUREL, LLC	09-11246	$ 3
GREAT LAKES CHEMICAL CORPORATION	09-11247	$ 30
GREAT LAKES CHEMICAL GLOBAL, INC.	09-11249	$ -
GT SEED TREATMENT, INC.	09-11250	$ -
HOMECARE LABS, INC.	09-11251	$ -
ISCI, INC.	09-11252	$ -
KEM MANUFACTURING CORPORATION	09-11253	$ -
LAUREL INDUSTRIES HOLDINGS, INC.	09-11254	$ -
MONOCHEM, INC.	09-11255	$ -
NAUGATUCK TREATMENT COMPANY	09-11256	$ -
RECREATIONAL WATER PRODUCTS, INC.	09-11257	$ -
UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	09-11258	$ -
WEBER CITY ROAD, LLC	09-11259	$ -
WRL OF INDIANA, INC.	09-11260	$ -

In re	Chemtura Corporation, et al.,	Case No. (Jointly Administered)	09-11233 (REG)
	Debtor	Reporting Period:	May 31, 2010

DEBTOR QUESTIONNAIRE

	Must be completed each month. If the answer to any of the questions is “Yes”, provide a detailed explanation of each item. Attach additional sheets if necessary.	Yes	No
1	Have any assets been sold or transferred outside the normal course of business this reporting period?		X *
2	Have any funds been disbursed from any account other than a debtor in possession account this reporting period?		X
3	Is the Debtor delinquent in the timely filing of any post-petition tax returns?		X
4	Are workers compensation, general liability or other necessary insurance coverages expired or cancelled, or has the debtor received notice of expiration or cancellation of such policies?		X
5	Is the Debtor delinquent in paying any insurance premium payment?		X
6	Have any payments been made on pre-petition liabilities this reporting period?	X
7	Are any post petition receivables (accounts, notes or loans) due from related parties?	X
8	Are any post petition payroll taxes past due?		X
9	Are any post petition State or Federal income taxes past due?		X
10	Are any post petition real estate taxes past due?		X *
11	Are any other post petition taxes past due?		X
12	Have any pre-petition taxes been paid during this reporting period?	X
13	Are any amounts owed to post petition creditors delinquent?		X *
14	Are any wage payments past due?		X *
15	Have any post petition loans been received by the Debtor from any party?		X *
16	Is the Debtor delinquent in paying any U.S. Trustee fees?		X
17	Is the Debtor delinquent with any court ordered payments to attorneys or other professionals?		X
18	Have the owners or shareholders received any compensation outside of the normal course of business?		X

Explanations to Questions Answered “Yes”

6.	Pre-petition payments have been made pursuant to certain Bankruptcy Court approved court orders for taxes, wages, customer programs, critical vendors, insurance and other employee programs.

7.	The Debtors have intercompany trade receivables due from non-filing affiliates.

12.	Pre-petition tax payments have been made pursuant to certain Bankruptcy Court approved court orders.

Explanations to Questions Answered “No *”

1.
The Company sold its PVC additives business pursuant to a Bankruptcy Court approved Section 363 sale effective as of April 30, 2010.  Pursuant to the asset purchase agreement approved by the Bankruptcy Court, there are continuing obligations to provide transition services and additionally, there are certain matters that will require a post-closing adjustment.

10.
The Debtors are required under certain of their leases to pay a share of the real estate taxes on the property.   The payment is made by reimbursing the landlord for such amounts paid by the landlord after receiving an invoice.   Debtors have reimbursed their landlords for all post-petition amounts for which they have been billed.

13.	Answer does not include amounts that may be past due as a result of a continued investigation regarding discrepancies on price or quantity.

14.	No post-petition wage payments are past due. Certain pre-petition wage payments, subject to certain Bankruptcy Code and Bankruptcy Court limitations, remain past due.

15.
During May 2010, the Debtors drew down on $25 million under the existing revolving credit facility of the Amended DIP Credit Agreement.  Proceeds were utilized to provide for working capital and general corporate purposes.